Exhibit 99.1
NEWS RELEASE

Contact:	Alliance Data
Ed Heffernan
Analysts/Investors
972.348.5191
eheff@alldata.net

Shelley Whiddon — Media
972.348.4310
swhiddon@alldata.net
ALLIANCE DATA SIGNS 10-YEAR CONTRACT RENEWAL WITH GOODY’S; EXPANDS RELATIONSHIP TO INCLUDE
CO-BRAND CREDIT CARD SERVICES
DALLAS, Texas, April 3, 2006 — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced it has signed a 10-year contract renewal and expanded agreement with Goody’s, a leading retailer of women’s, men’s and children’s fashions and accessories. Under terms of the agreement, Alliance Data will continue to provide private label credit card services, and through the expanded agreement, will now provide an integrated co-brand credit card program and corresponding program servicing. The new co-brand program will complement Goody’s existing integrated private label credit card program, which Alliance Data has provided since 1999. Goody’s operates more than 380 retail locations nationwide with online and in-store revenue of more than $1.2 billion in 2005.
The co-brand credit card program will complement the retailer’s existing private label credit card program, providing select customer segments with an alternate card choice for making purchases. As is consistent with the private label credit card program, the co-brand offering will be targeted to customers that meet Alliance Data’s traditional credit quality standards. Using their Goody’s co-brand credit card, cardholders will automatically be enrolled in a points-based rewards program where cardholders will receive points for every dollar spent when shopping at Goody’s, as well as for purchases made outside the brand.
“Renewing our agreement and expanding our relationship with Alliance Data is one pillar in our strategic plan,” said Carmen Monaco, executive vice president of marketing/chief marketing officer for Goody’s. “Over the course of our 7-year partnership, we have benefited from Alliance Data’s significant industry expertise and flexible credit and marketing services to help us grow our business.”
“We are delighted to expand our relationship with Goody’s and believe this agreement reflects their confidence in Alliance Data’s suite of integrated credit and marketing-based solutions,” said Ivan Szeftel, president of Retail Services. “Both the co-brand and existing private label credit card programs will provide Goody’s with the tools they need to engage a broader customer base, increase sales and strengthen customer loyalty with the brand.”
About Goody’s
With headquarters in Knoxville, Tennessee, Goody’s is a retailer of moderately priced apparel for women, men, and children operating 382 stores in the 21 states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Maryland, Mississippi, Missouri, North Carolina, Ohio, Oklahoma, Louisiana, South Carolina, Tennessee, Texas, Virginia, and West Virginia.
www.goodysonline.com
About Alliance Data
Alliance Data (NYSE: ADS) is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 8,000 associates at more than 40 locations in North America, Europe and Asia. For more information about the company, visit its web site, www.AllianceDataSystems.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year.
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